UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2014

Park Electrochemical Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-4415

New York	11-1734643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (631) 465-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On June 11, 2014, the Audit Committee of the Board of Directors of Park Electrochemical Corp (the “Company”) engaged CohnReznick LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements and its internal control over financial reporting.

During the Company’s fiscal years ended March 3, 2013 and March 2, 2014, and the subsequent period preceding the date of the Audit Committee’s engaging CohnReznick LLP, neither the Company (nor any one on its behalf) consulted CohnReznick LLP regarding either (i) the application of accounting principles or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company issued a news release on June 11, 2014 announcing that it had engaged CohnReznick LLP as its independent auditor for the current fiscal year ending March 1, 2015. The Company is furnishing the news release to the Securities and Exchange Commission as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 News Release dated June 11, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: June 12, 2014	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Number Exhibit	Description	Page

99.1	News Release dated June 11, 2014	5

 4